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                                                                    EXHIBIT 99.1

                    MESSAGEMEDIA INC. ANNOUNCES $10 MILLION
                   INVESTMENT BY PEQUOT PRIVATE EQUITY FUNDS

GERALD A. POCH TO JOIN BOARD OF DIRECTORS AS CO-CHAIRMAN

BOULDER, COLO. - March 25, 1999 - MessageMedia Inc. (NASDAQ: MAIL), the leading provider of email-based direct marketing and customer relationship management services, announced today that Pequot Private Equity Funds have invested $10 million in MessageMedia in exchange for newly issued shares of Common Stock.

Gerald Poch, a principal of Pequot Capital Management, will join the board of directors of MessageMedia and will serve as co-chairman of the board with Bradley Feld, and will replace Ronald D. Fisher, vice- chairman of SOFTBANK Holdings, who will continue as a director of the Company.

"We are very excited to be investing in and working closely with MessageMedia. Over the past year, MessageMedia has emerged as the leading provider of email messaging services through its advanced technology and comprehensive service offerings," said Jerry Poch of Pequot Capital. "There is an explosive growth of electronic-based messages and Internet-based direct marketing services as companies utilize the web and electronic technology to communicate efficiently with their customers. Already, MessageMedia is managing the distribution, receipt, and processing of millions of messages for over 60 leading customers, including CMP Media, E*TRADE, Intuit, USA Today, GeoCities, and Barclays Bank. Pequot and I look forward to participating in this market and working with a key industry player in electronic marketing and customer relationship services."

"Pequot Capital's investment and Jerry Poch's commitment to the business will provide the resources and leadership to maintain and expand MessageMedia's leading position in the rapidly growing market for email-based customer relationship management and direct marketing services," stated Bradley Feld, co-chairman of MessageMedia. "Jerry's vast operational and acquisition experience at AmeriData Technologies and GE Capital ITS, as well as his 25 years of senior executive leadership in technology businesses, will help us dramatically scale MessageMedia through both internal growth and acquisition. We are pleased with Pequot Capital's decision to invest in our Company, and we welcome their support and involvement in the execution of our strategy going forward."

ABOUT PEQUOT CAPITAL MANAGEMENT, INC.

The Pequot Private Equity Funds are the private placement/direct investment arm of Pequot Capital Management, Inc. The Pequot Private Equity Funds invest in public and late stage private companies in information technology, telecommunications, and healthcare. Pequot Capital Management, Inc. is a research-intensive investment firm with more than $5 billion in assets under management. Pequot Capital, which is 100% employee-owned, is headquartered in Westport, Connecticut, with offices in New York City and California.
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ABOUT MESSAGEMEDIA INC.

MessageMedia (NASDAQ: MAIL) is the leading provider of email-based customer relationship management and direct marketing services. The Company offers a comprehensive suite of outsource messaging services for information delivery, permission-based direct marketing and ongoing customer communications using industry standard Internet protocols. MessageMedia's customer portfolio includes more than 60 customers from the financial services, publishing, direct marketing, retailing and electronic commerce industries. Clients include E*TRADE, USA Today, GeoCities, Intuit, CMP Media, Barclays Bank and Bertelsmann. MessageMedia is a member of the SOFTBANK family of companies.

ABOUT SOFTBANK HOLDINGS INC.

SOFTBANK Holdings Inc. is the holding company for all of SOFTBANK Corp.'s U.S. based activities. Its major operating companies include Ziff-Davis (NYSE: ZD), Kingston Technology Company and UTStarcom. SOFTBANK is the largest shareholder of Yahoo! (NASDAQ: YHOO) and E*TRADE (NASDAQ: EGRP), and a minority investor in The Rights Exchange, GeoCities (NASDAQ: GCTY), CyberCash (NASDAQ: CYCH), and E-LOAN. SOFTBANK and its affiliates own approximately 53% of the outstanding common stock of MessageMedia Inc. (NASDAQ: MAIL). In addition, through affiliated venture funds in the U.S. and Japan, the SOFTBANK Group has made more than 70 investments in Internet companies. www.softbank.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties. These risk factors include, but are not limited to, the integration of a new senior management team, the Company's limited operating history, the integration of recent acquisitions, the anticipated fluctuations in operating results, the uncertain acceptance of new services being offered, and undeveloped and rapidly changing market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. MessageMedia undertakes no obligation to release publicly the result of any revisions to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MessageMedia Inc.
4104 Sorrento Valley Boulevard, Suite 200, San Diego,California 92121
Phone: (619) 410-3700, Fax: (619) 410-3701 www.messagemedia.com
Investor Relations inquiries should be sent to investor@messagemedia.com